- - --------------------------------------------------------------------------------

This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any State securities law and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act or any such State laws which may be applicable and are transferable only in accordance with the provisions herein.

                              WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                               PRN HOLDINGS, INC.

                           Void after October 1, 2004

No. R-1                                                2.75% ORIGINAL APPLICABLE
                                                                      PERCENTAGE
                                                     2.75% APPLICABLE PERCENTAGE

- - --------------------------------------------------------------------------------

                                                                  PPN 69357@11 0

                               Table of Contents

     SECTION                                                HEADING                                            PAGE
- - ------------------  ---------------------------------------------------------------------------------------  ---------
Section 1           Exercise of Warrant....................................................................          2
Section 2           Reservation of Common Stock............................................................          2
Section 3           Mergers, Consolidations, Sales.........................................................          2
Section 4           Dissolution or Liquidation.............................................................          3
Section 5           Notice of Extraordinary Dividends......................................................          3
Section 6           Fractional Shares......................................................................          4
Section 8           Closing of Transfer Books..............................................................          4
Section 9           Restrictions on Transferability of Warrants and Shares; Compliance with Laws...........          4
  Section 9.1       In General.............................................................................          4
  Section 9.2       Restrictive Legends....................................................................          5
  Section 9.3       Notice of Proposed Transfer; Registration Not Required.................................          5
  Section 9.4       Required Registration and Notice.......................................................          6
  Section 9.5       Conditions to Required Registration....................................................          7
  Section 9.6       Incidental Registration................................................................          8
  Section 9.7       Limitations............................................................................          8
  Section 9.8       Expenses...............................................................................          9
  Section 9.9       Indemnification........................................................................         10
  Section 9.10      Miscellaneous..........................................................................         11
Section 10          Partial Exercise.......................................................................         11
Section 11          Definitions............................................................................         12
Section 12          Lost, Stolen Warrants, etc.............................................................         13
Section 13          Warrant Holder Not Shareholder.........................................................         14
Section 14          Notices................................................................................         14
Section 15          Severability...........................................................................         14
Section 16          Index and Captions.....................................................................         14

This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any State securities law and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act or any such State laws which may be applicable and are transferable only in accordance with the provisions herein.

No. R-1                                                2.75% ORIGINAL APPLICABLE
                                                                      PERCENTAGE
                                                     2.75% APPLICABLE PERCENTAGE

                              WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                               PRN HOLDINGS, INC.

                           Void after October 1, 2004

     This is to certify that, for value received and subject to the provisions hereinafter set forth,

                  Massachusetts Mutual Life Insurance Company
                                  or assigns,

is entitled to purchase from PRN Holdings, Inc., a Delaware corporation (the 'Company'), at any time to and including 5 P.M. E.D.T. October 1, 2004 (the 'Expiration Date'), Common Stock of the Company of the par value of $.01 per share, on the terms and conditions hereinafter set forth.

     The exercise price for each share of Common Stock to be issued to the holder of this Warrant upon the exercise of this Warrant is $.01 per share and shall not be subject to adjustment. The number of shares of Common Stock to be received by the holder of this Warrant upon the exercise of this Warrant in whole equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect). The number of shares of Common Stock to be received by the holder of this Warrant upon the exercise in part of this Warrant equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the portion of the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect) designated by the holder of this Warrant.

     The terms which are capitalized herein shall have the meanings specified in Section 11 unless the context shall otherwise require.

SECTION 1. EXERCISE OF WARRANT.

     Subject to the conditions hereinafter set forth, prior to the Expiration Date this Warrant may be exercised (i) for all shares of Common Stock which may then be purchased hereunder, and (ii) for any part of the shares of Common Stock which may then be purchased hereunder on not more than two occasions. Upon any such exercise, the holder shall surrender this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Pennsauken, New Jersey, and shall pay to the Company the price per share for the shares so purchased in funds current in Pennsauken, New Jersey. In the event the number of Underlying Shares or Restricted Shares which the holder of this Warrant is permitted to register pursuant to Section 9.4 or 9.6 is reduced in accordance with the provisions of Section 9.7, any partial exercise resulting from such reduction shall not be included for purposes of the limitation on the right to exercise this Warrant set forth in the preceding sentence. If this Warrant is exercised in respect of less than all of the shares of said Common Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

SECTION 2. RESERVATION OF COMMON STOCK.

     The Company covenants and agrees that at all times prior to the Expiration Date it will have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant.

SECTION 3. MERGERS, CONSOLIDATIONS, SALES.

     In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place; provided that if securities which are not traded on a National Securities Exchange are issued to holders of Common Stock in any such transaction (excluding a merger in which the Company shall be the survivor) then at the election of the holder in lieu of such securities the holder hereof shall be entitled to receive cash equal to the fair market value of the securities which such Holder is entitled to receive. The fair market value of such securities shall be determined by a nationally recognized investment banking firm reasonably satisfactory to the holder. The cost of any such determination shall be borne by the Company. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 4. DISSOLUTION OR LIQUIDATION.

     In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 3 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 20 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 20 days from the date of mailing such notice and all rights herein granted not so exercised within such 20day period shall thereafter become null and void.

SECTION 5. NOTICE OF EXTRAORDINARY DIVIDENDS

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 3.

SECTION 6. FRACTIONAL SHARES

     In the event that any exercise of this Warrant would result in the issuance by the Company of a fractional share of Common Stock, the Company shall pay to the holder of this Warrant upon such exercise an amount in cash equal to the market price, as determined by the Company, of one whole share of the Common Stock multiplied by such fractional share.

SECTION 7. FULLY PAID STOCK; TAXES.

     The Company covenants and agrees that the shares of Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State transfer, stamp excise or similar taxes which may be payable in respect of this Warrant or any Common Stock upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Common Stock (and the certificates evidencing ownership thereof) in any name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of such transfer.

SECTION 8. CLOSING OF TRANSFER BOOKS.

     The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered promptly upon the opening thereof, or as soon as practicable thereafter.

SECTION 9. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

     Section 9.1. In General. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (or any similar Federal statute at the time in effect) and any applicable State securities laws.

     Section 9.2. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

     Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

        'The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any State securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and any such State laws which may be applicable and are transferable only upon the conditions specified in the Warrant pursuant to which such shares were issued.'

     In the event that a registration statement covering the Underlying Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144(k) of the Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Warrant or of any Restricted Stock the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this
Section 9.2 and to bear all expenses in connection with the same.

     Section 9.3. Notice of Proposed Transfer; Registration Not Required. The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Section 9.4 below. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel (which opinions shall be reasonably acceptable to the Company) the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Underlying Shares or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for his legal conclusions in this regard) or, if the Company shall not find either of such opinions reasonably acceptable, (in which case the Company shall set forth in writing the reasons such opinion is not acceptable), the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission or any applicable State securities regulatory authority, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification, filing or compliance has become effective. All fees and expenses of counsel (including reasonable fees and expenses of one counsel for all holders of Warrants or Restricted Stock) in connection with the rendition of the opinions provided for in this subparagraph shall be paid by the Company.

     Section 9.4. Required Registration and Notice. (a) Upon the written request of any holder of any Warrant or Restricted Stock setting forth such holder's intent to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of such transfer and requesting that the Company effect the registration or qualification or filing for exemption under applicable Federal or State law of such Underlying Shares or Restricted Stock, the Company shall promptly give written notice to all holders of Warrants and Restricted Stock of a proposed registration or qualification or filing for exemption, and shall, subject to the conditions of Section 9.5, as expeditiously as possible, endeavor, in good faith, to effect any such registration or qualification or filing for exemption of:

          (i) such Underlying Shares or such Restricted Stock, or both, and

          (ii) all Underlying Shares and Restricted Stock of all holders of Warrants or Restricted Stock which shall have advised the Company in writing within 20 days after the giving of such written notice by the Company of their desire to have their Underlying Shares or Restricted Stock registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any Federal or State law, which may be required reasonably to permit the sale or other disposition of any such Underlying Shares or Restricted Stock which the holders thereof propose to make promptly upon the effectiveness of such registration, qualification or filing for exemption. In connection with any registration pursuant to this Section 9.4, if requested by the holders of the Underlying Shares or Restricted Stock which is being registered, the Company shall use its best efforts to list its Common Stock on a National Securities Exchange selected by the Company.

     (b) If the Company is required to effect a registration, qualification or filing for exemption pursuant to this Section 9.4, the Company will:

          (i) prepare and file with the Commission a registration statement with respect to such Underlying Shares or Restricted Stock and use its best efforts to cause such registration statement to become and remain effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the method of disposition from time to time intended by selling shareholders, but in no event for a period longer than 6 months in the case of any registration effected through the use of Form S-1 and 9 months in the case of any registration effected through the use of Form S-3;

          (iii) furnish to selling shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as selling shareholders may reasonably request in order to facilitate the public sale or other disposition of such shares;

          (iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities, Blue Sky or other applicable laws of such jurisdictions within the United States as selling shareholders request; and

          (v) furnish to selling shareholders a signed counterpart, addressed to selling shareholders, of (x) an opinion of counsel for the Company, dated the effective date of the registration statement, and (y) a 'comfort' letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement; in each case covering substantially the same matters with respect to the registration statement and the prospectus included therein (and in the case of the accountants' letter, with respect to events subsequent to the date of the financial statements), as are customarily covered at the time of such registration in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     Section 9.5. Conditions to Required Registration. The Company shall not be required to register, qualify or file or to use its best efforts to effect any registration, qualification or exemption of the Restricted Stock or Underlying Shares under the Securities Act or any applicable State securities law or regulation pursuant to Section 9.4:

          (a) on more than two occasions; or

          (b) at any time prior to September 30, 1997; or

          (c) on more than one occasion in any period of six months; or

          (d) unless a request therefor is made to the Company by the holders of at least 25% of the aggregate number of the Underlying Shares and/or shares of Restricted Stock; or

          (e) at any time, for up to a maximum of three months, if, in the reasonable judgment of the Company's Board of Directors, the timing of such registration is not in the best interests of the Company due to the pendency of an acquisition or other significant corporate transaction, event or proceeding.

     Notwithstanding anything to the contrary in Section 9.4 or 9.6, the Company shall in no event be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to taxation or to service of process in any State where it is not otherwise subject to such taxation or service of process.

     Section 9.6. Incidental Registration. The Company agrees that at any time it proposes to register any of its Common Stock under the Securities Act (other than pursuant to Section 9.4) on Form S1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company and which is appropriate for the inclusion therein of the Underlying Shares and/or the Restricted Stock as herein contemplated, it will give written notice to all holders of outstanding Warrants and Restricted Stock of its intention so to do and upon the written request of the holder of any such Warrants or Restricted Stock who intends to transfer such Warrants or Restricted Stock promptly upon the effectiveness of such registration, given within 20 days after receipt of any such notice from the Company, the Company will in each instance use its best efforts to cause all Underlying Shares relating to the Warrants held by any such requesting holder of Warrants and all such Restricted Stock held by any requesting holder to be registered under said Securities Act and registered or qualified under any State securities law, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered; provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any proposal of the Company to register any of its securities under the Securities Act (i) on Form S8 (or any successor form), (ii) in connection with dividend reinvestment plans, or (iii) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity. Any holder of such Warrants or Restricted Stock requesting registration of the Underlying Shares relating to such Warrants or such Restricted Stock shall in its request describe briefly the manner of any proposed transfer of such Underlying Shares or Restricted Stock. Nothing in this Section
9.6 shall be deemed to require the Company to proceed with any registration after giving the notice herein provided.

     Section 9.7. Limitations.

     (a) In the case of any registration pursuant to either Section 9.4 or
Section 9.6 in which the Company shall also participate, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Underlying Shares or Restricted Stock and shares of Common Stock (the 'Parent Shares') held by MEDIQ Incorporated (the 'Parent') pro rata among the holders of such Underlying Shares and Restricted Stock and Parent Shares on the basis of the number of shares requested to be included in such registration by each such holder, and (iii) third, any other securities requested to be included in such registration.

     (b) If a particular registration is an underwritten registration on behalf of any holder or holders of the Company's securities (other than Underlying Shares or Restricted Stock), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, the Underlying Shares or Restricted Stock requested to be included in such registration, and the Parent Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein, and (ii) second, any other securities requested to be included in such registration.

     (c) The holders of the Warrants and the Restricted Stock agree that in the case of any offering of securities made by the Company that is registered pursuant to the Securities Act, upon the request of the Company such holders will not effect any public sale or distribution of Underlying Shares or Restricted Stock, including a sale pursuant to Rule 144 under the Securities Act, during the seven day period immediately prior to and during the 90-day period beginning on the effective date of such offering (except to the extent such Underlying Shares or Restricted Stock is sold in connection with such registration pursuant to the terms of this Warrant); provided that the holders shall not be obligated to agree to any such restriction unless each such holder who desired to participate in such registration has been given an opportunity to do so and shall have been given an opportunity to register at least one half of the Underlying Shares and Restricted Stock which such holder shall have initially requested to have registered in such offering.

     (d) If a particular registration is an underwritten registration, the holders of the Warrants and the Restricted Stock to be included in such registration shall enter into an underwriting agreement with the underwriter or underwriters selected by the Company.

     Section 9.8. Expenses. The Company will pay all expenses (including without limitation registration fees, qualification fees, legal expenses, including the reasonable fees and expenses of one counsel for all of the holders of Warrants or Restricted Stock whose Underlying Shares relating to such Warrants or whose Restricted Stock is being registered, printing expenses, the costs of special audits or 'cold comfort' letters and 'Blue Sky' expenses of underwriters including reasonable legal expenses relating thereto, NASD filing fees and including the reasonable fees and expenses of any necessary special experts but excluding underwriters' discounts and commissions) in connection with the first registration pursuant to Section 9.4 and related qualifications, notifications or exemptions by each such holder of the Restricted Stock which is being registered in such registration pursuant to Section 9.4 and all registrations, qualifications, notifications or exemptions pursuant to Section 9.6. If less than all of the Underlying Shares or Restricted Shares which shall have been the subject of the request for registration pursuant to Section 9.4 shall have been registered pursuant to such request pursuant to Section 9.7(a), then such registration shall be deemed an incidental registration pursuant to Section 9.6 and not a demand registration pursuant to Section 9.4. The expense of the second registration pursuant to Section 9.4 shall be borne pro rata by the holder or holders making the request. The determination of such pro rata portion shall be made on the basis of the relative amounts of net proceeds received by such holder or holders (as reflected in the prospectus or prospectuses included in the registration statement filed in connection with such registration) for all such Underlying Shares and Restricted Stock as are included in such registration.

     Section 9.9. Indemnification. In connection with any registration, qualification, notification, or exemption of securities under Section 9.4 or 9.6, the Company hereby agrees to indemnify the holder of the Warrants and/or Restricted Stock, and each underwriter thereof including each person, if any, who controls such Warrant holder or stockholder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by such holder or, as the case may be, any such underwriter expressly for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by each holder of Warrants and/or Restricted Stock for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by such holder for any such use.

     Promptly upon receipt by a party indemnified under this Section 9.9 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9.9, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this
Section 9.9. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent.

     If the indemnification provided for in this Section 9.9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled hereunder, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any person be required to contribute an amount greater than the dollar amount of the proceeds received by such person with respect to the sale of any Common Stock.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this Section 9.9 shall survive, with respect to a holder of Common Stock, the transfer of Common Stock by such holder and with respect to a holder of Common Stock, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     Section 9.10. Miscellaneous. Following the registration of the Common Stock under the Securities Act, the Company shall comply with all reporting requirements set forth or referred to in Rule 144 promulgated under the Securities Act.

     The Company shall at its expense provide the holders of the Warrants or Restricted Stock with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Securities Exchange Act of 1934 or any Rule promulgated by the Commission thereunder.

SECTION 10. PARTIAL EXERCISE.

     Except in the case of the transfer of a portion of this Warrant in connection with a partial exercise hereof, this Warrant may only be transferred in whole and not in part. If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is exercised in part, this Warrant shall be surrendered at the principal office of the Company in Pennsauken, New Jersey (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the Applicable Percentage of Common Stock to which such holder shall be entitled.

SECTION 11. DEFINITIONS.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

          The term 'Applicable Percentage' shall initially mean the Original Applicable Percentage and shall be subject to adjustment as follows: in the event the holder of this Warrant shall exercise this Warrant in part, the Applicable Percentage shall be reduced to an amount determined by multiplying the Original Applicable Percentage by a fraction the numerator of which is the Unexercised Portion of the Warrant and the denominator of which is the Original Applicable Percentage.

          The term 'Commission' shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

          The term 'Common Stock' as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company having a par value of $.01 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

          The term 'Convertible Securities' shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          The term 'National Securities Exchange' shall mean the National Association of Securities Dealers Automated Quotation System (National Market or Small Capitalization System), the American Stock Exchange or the New York Stock Exchange.

          The term 'Original Applicable Percentage' for this Warrant shall be as set forth on page 1 of this Warrant. The Original Applicable Percentage for this Warrant together with the Original Applicable Percentage of all Related Warrants is 10%.

          The term 'Pro Forma Shares' shall mean, as of the date of any determination thereof, the sum of (i) the total number of outstanding shares of Common Stock of the Company and (ii) the total number of shares of Common Stock issuable upon exercise of this Warrant, the Related Warrants and any other warrants, options or other rights and upon the exercise of any conversion or exchange rights with respect to Convertible Securities.

          The term 'Related Warrant' shall mean the warrants initially issued pursuant to the terms and provisions of the Note Agreement dated as of September 30, 1994 among the Company and Massachusetts Mutual Life Insurance Company, MassMutual Participation Investors and MassMutual Corporate Investors.

          The term 'Restricted Stock' shall mean the shares of Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 9.2.

          The term 'Securities Act' shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          The term 'Trust Indenture Act' shall mean the Trust Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          The term 'Underlying Shares' shall mean the shares of Common Stock of the Company issuable upon exercise of any of the Warrants.

          The term 'Unexercised Portion of the Warrant' shall mean the Original Applicable Percentage of this Warrant minus the aggregate percentage of Pro Forma Shares received by the holder (or any prior holder) of this Warrant upon the exercise of its rights hereunder prior to the date of determination hereunder (in each case determined as of the date of exercise of such rights).

          The term 'Warrants' as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

SECTION 12. LOST, STOLEN WARRANTS, ETC.

     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

SECTION 13. WARRANT HOLDER NOT SHAREHOLDER.

     This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 14. NOTICES.

     All communications provided for hereunder shall be in writing and, if to the holder of this Warrant, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the holder hereof at such address as such holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at One MEDIQ Plaza, Pennsauken, New Jersey 08110, Attention: Chief Financial Officer, or to such other address as the Company may designate to the holder hereof in writing; provided, however, that a notice to the holder by overnight air courier shall only be effective if delivered to such holder at a street address designated for such purpose in accordance with this Section, and a notice to such holder by facsimile communication shall only be effective if made by confirmed transmission to such holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above. The person in whose name any Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant.

SECTION 15. SEVERABILITY.

     Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 16. INDEX AND CAPTIONS.

     The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

     In Witness Whereof, PRN Holdings, Inc. has caused this Warrant to be signed by its President or one of its Vice Presidents and its Secretary or one of its Assistant Secretaries and this Warrant to be dated September 30, 1994.

                                          PRN Holdings, Inc.

                                          By ___________________________________
                                                      Vice President

By ___________________________________
              Secretary

                                  SUBSCRIPTION

PRN Holdings, Inc.

     The undersigned, ____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ____ % of the Pro Forma Shares of Common Stock of PRN Holdings, Inc., a Delaware corporation, covered by the within Warrant.

                                          Signature ____________________________

                                          Address ______________________________

Dated ________________________________

                                   ASSIGNMENT

     For value received ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to transfer the said Warrant on the books of the within-named Company.

                                      __________________________________________

Dated ________________________________

             PARTIAL ASSIGNMENT IN CONNECTION WITH PARTIAL EXERCISE

     For value received ____________________ hereby sells, assigns and transfers unto ____________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _____% of the Pro Forma Shares of Common Stock of PRN Holdings, Inc., a Delaware corporation, and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.

                                      __________________________________________

Dated ________________________________